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EXHIBIT 10.30: CONSULTING AGREEMENT BETWEEN THE COMPANY AND KENNETH BITTICKS.


CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is effective as of January 6, 1997, between Children's Wonderland, Inc. (the "Company") and Kenneth W. Bitticks ("Consultant").

RECITALS

A. Consultant is and has been the Chairman of the Board, a member of the Board of Directors of the Company (the "Board") and a consultant to the Company. Through such experience, he has acquired outstanding and special skills and abilities and an extensive background in and knowledge of the Company's business and the industry in which it is engaged.

B. The Company desires assurance of the continued association and services of Consultant in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to continue to engage his services on the terms and conditions set forth below.

C. Consultant desires to continue to consult for the Company and is willing to do so on those terms and conditions.

           NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

AGREEMENT

1.  CONSULTANT'S DUTIES AND AUTHORITY.

           The Company shall engage Consultant and Consultant shall accept the engagement to render such services as are required from time to time by the Chief Executive Officer or the Board of Directors. The Company shall include Consultant as a management nominee to the Board each year during the term of this Agreement and shall use its best efforts to cause Consultant to be elected as a Director.

2.  REASONABLE TIME AND EFFORT REQUIRED.

           During the term of this Agreement, Consultant shall devote such time, interest and effort to the performance of this Agreement as may be fairly and reasonably necessary.

3.  COVENANT NOT TO COMPETE DURING TERM OF THIS AGREEMENT.

           During the term of this Agreement, Consultant shall not, directly or indirectly, whether as a partner, owner, employee, consultant, creditor, shareholder, or otherwise, promote, participate, or engage, directly or indirectly, in any activity or other business competitive with the Company's business; provided, however,




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           (a) that Consultant shall have not violated this covenant if
Consultant owns a nominal amount of stock of any publicly-traded corporation that competes with the Company's business, provided Consultant does not serve as an employee, director, consultant or any other similar active participant in such corporation; and

           (b) that Consultant may create toys, games, cartoon or other characters, stories, television or other media shows, or other creative works generally, none of which shall constitute a violation this covenant, and all of which shall be the exclusive property of Consultant (even if they relate to the Company's business or result from any work performed by Consultant for the Company) provided they are developed without the use of the Company's resources.

4.  TERM OF THIS AGREEMENT.

           Consultant's term of engagement as a consultant under this Agreement will begin on January 6, 1997 and will end on January 5, 2000, subject to earlier termination as provided in this Agreement.

5.  BASE FEE.

           The Company shall pay Consultant a base fee of $15,000 per month, payable at the end of each month against an invoice by Consultant to the Company. The fee shall be delinquent if not paid within ten days of invoice. The fee may be increased or decreased from time to time with the agreement of both the Company and Consultant.

6.  INCENTIVE COMPENSATION.

           Consultant and the Company agree that in addition to his base fee, Consultant shall be entitled to receive incentive compensation for each year of the term of this Agreement, but Consultant and the Company have not agreed on an appropriate incentive compensation plan. During the first 90 days of the term of this Agreement, Consultant and the Company will consult with each other and will formulate an appropriate incentive compensation plan for Consultant, satisfactory to both Consultant and the Company. Any incentive compensation that is paid on the basis of a fiscal year of the Company will be prorated for any period less than a full a fiscal year that Consultant is engaged by the Company. When the plan is agreed on, the plan will be reflected in an amendment to this Agreement, signed by both Consultant and the Company.

7.  STOCK OPTION

           The Company shall grant to Consultant a stock option to purchase 75,000 shares of the Company's common stock promptly after this Agreement becomes effective. The purchase price under the stock option shall be $7.00 per share. The option shall vest immediately as to 25,000 shares and the balance shall vest in three equal installments on January 5, 1998, January 5, 1999 and January 5, 2000, provided this Agreement is in effect on the date the installments vest. The vesting of the option will accelerate upon a "change in control" as defined in paragraph 13 below.




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8. EXPENSES.

           During the term of this Agreement, the Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with the Company's business, including, without limitation, travel expenses, food, lodging while away from home, telephone expenses, and automobile expenses.

9. INDEMNIFICATION BY THE COMPANY.

           The Company shall, to the maximum extent permitted by law, indemnify and hold Consultant harmless against expenses, including reasonable attorney's fees judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Consultant's engagement by the Company or his service on the Board of Directors. The Company shall advance to Consultant any expense incurred in defending any such proceeding to the maximum extent permitted by law.

10. INDEMNITY INSURANCE.

           The Company shall purchase and maintain indemnity insurance on behalf of Consultant against any liability asserted against or incurred by Consultant arising out of his engagement by the Company or his service on the Board.

11. TERMINATION FOR CAUSE.

        (a) The Company (acting through the Board) may terminate this Agreement at any time without notice if Consultant commits any material act of dishonesty. The Company (acting through the Board) may terminate this Agreement at any time upon sixty days notice if Consultant (i) breaches this Agreement (including a breach of the confidential information provisions of paragraph 14), (ii) is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or (iii) acts in any way that has a direct, substantial, and adverse effect on the Company's reputation. The notice shall specify the grounds upon which the Company proposes to terminate this Agreement, and Consultant shall have sixty days to cure any of such grounds. If such grounds are not susceptible of being cured in sixty days, the Company may not terminate this Agreement if Consultant makes a good faith continuing effort to cure such grounds, provided they are capable of cure.

        (b) Consultant may terminate this Agreement at any time upon sixty days notice if the Company breaches this Agreement The notice shall specify the grounds upon which Consultant proposes to terminate this Agreement, and the Company shall have sixty days to cure any of such grounds. If such grounds are not susceptible of being cured in sixty days, Consultant may not terminate this Agreement if the Company makes a good faith continuing effort to cure such grounds provided they are capable of cure.

        (c) If the Company breaches this Agreement, the Company does not cure the breach and Consultant terminates this Agreement, in addition to any other damages Consultant is entitled to by law, Consultant shall also be entitled to a severance fee in the amount set forth in paragraph 13 below.





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12. EARLY TERMINATION BY CONSULTANT.

           Consultant shall have the right to terminate this Agreement at any time if neither Debby Bitticks nor Michael Laney is serving as Chief Executive Officer or President, respectively, of Employer.

13. CHANGE IN CONTROL.

           Consultant shall have the right to terminate this Agreement prior to the end of its term at any time after a "change in control" of the Company has occurred. For purposes of this Agreement, a "change in control" of the Company means:

        (a) the acquisition by any person or group of persons (as such terms are used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

        (b) the consummation of a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock);

        (c) the consummation of a sale or disposition of all or substantially all of the Company's assets; or

        (d) the liquidation or dissolution of the Company.

           If Consultant acts to terminate this Agreement pursuant to this paragraph 13, the Company or the surviving business entity or the business entity to which such assets shall be transferred, as the case may be, shall pay Consultant a severance fee equal to the compensation Consultant would have received for the balance of the term of this Agreement if this Agreement were to be continued for a term of two years following the "change in control".

           If Consultant does not act to terminate this Agreement pursuant to this paragraph 13, the provisions of this Agreement shall be binding on and inure to the benefit of the Company or the surviving business entity or the business entity to which such assets shall be transferred, as the case may be.




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14. DISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS PROHIBITED.

           In the course of his engagement, Consultant may have access to confidential information and trade secrets relating to the Company's business. Confidential information includes but is not limited to inventions, processes, designs, improvements, programs, specifications, techniques, data relating to creation, manufacture and marketing of any product or product concept, customer and prospective customer names and addresses, sales records, vendor names and addresses, financial data, information provided by third parties that the Company is required to keep confidential, and any other proprietary information of the Company (unless such information is lawfully obtainable from other sources). Except (a) as required in the course of his engagement by the Company and in furtherance of the Company's best interests, (b) is required by applicable law, (c) authorized by the Company, Consultant will not, without the Company's prior written consent, either during his engagement by the Company or for five years after termination of that engagement, directly or indirectly disclose to any person or entity any such confidential information or trade secrets.

15. INTEGRATION.

           This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties and all other prior consulting agreements, whether or not fully performed by Consultant before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

16. APPLICABLE LAW AND ARBITRATION.

           This Agreement will be governed by the laws of the State of California, and all controversies relating to it, including work-related controversies between Consultant and any of the employees of the Company, will be settled by final and binding arbitration held in Los Angeles, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration must be requested in writing not later than one year from the date the controversy arose. The losing party will pay all reasonable attorneys' fees incurred by the prevailing party.

17. NOTICES.

           Any notice to the Company required or permitted under this Agreement shall be given in writing to the Company, either by personal service or by registered or certified mail, postage prepaid, addressed to the president of the Company at its then principal place of business. Any such notice to Consultant shall be given in a like manner and, if mailed, shall be addressed to Consultant at his home address then shown in the Company's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

18. RENEGOTIATION.

           The Company and Consultant agree to negotiate an extension of this Agreement (or a new agreement to take effect when this Agreement terminates) by the end of the second year of the term of this Agreement. Neither the Company nor Consultant will be bound to such extension (or new agreement), until each has executed it.




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19. SEVERABILITY.

           If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

           Executed by the parties as of the day and year first above written.


                                       Children's Wonderland, Inc.


                                       By: ________________________
                                       Its:________________________
                                       (the Company)


                                       ________________________________
                                       Kenneth W. Bitticks (consultant)





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